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Exhibit 99(a)

(FRONT SIDE OF PROXY CARD)

PROXY

GEXA CORP.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Neil M. Leibman and David K. Holeman or either of them, with full power of substitution, as proxy to represent and to vote, as designated on the reverse side, all shares of Common Stock of Gexa Corp. (the "Company") which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the offices of Porter & Hedges, L.L.P., 1000 Main Street, 36th Floor, Houston, Texas, on            ,                             , 2005, at 10:00 A.M. Houston time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

        If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

(REVERSE SIDE OF PROXY CARD)

☒    Please mark votes as in this example.

1.
To adopt and approve the Agreement and Plan of Merger, dated as of March 28, 2005, among Gexa Corp., FPL Group, Inc., FRM Holdings, LLC and WPRM Acquisition Subsidiary, Inc., and the merger of WPRM Acquisition Subsidiary, Inc. with and into Gexa Corp.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
As such proxies may in their discretion determine upon such other matters (including procedural and other matters relating to the conduct of the meeting), as may properly be presented to the annual meeting and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished herewith. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope.

Signature(s) of Shareholder	Dated this	day of	, 2005.

Signature(s) of Shareholder	Dated this	day of	, 2005.

Note:	Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.

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  Exhibit 99(a)